UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2025

Hologic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36214	04-2902449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive,
Marlborough, Massachusetts 01752
(Address of principal executive offices)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 21, 2025, Hologic, Inc. (“Hologic” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Hopper Parent Inc., a Delaware corporation (“Parent”), and Hopper Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of funds managed by Blackstone Inc. (“Blackstone”) and TPG Capital (“TPG”).

The Merger Agreement provides that, among other things, on the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”); (ii) at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), other than (a) shares of Company Common Stock that, immediately prior to the Effective Time, are held by the Company or any of its subsidiaries and not held on behalf of third parties, (b) shares of Company Common Stock that are owned by Parent or Merger Sub, in each case immediately prior to the Effective Time, and (c) shares of Company Common Stock that, immediately prior to the Effective Time, are owned by stockholders of the Company who did not vote in favor of the Merger Agreement or the Merger (or consent thereto in writing) and who have properly demanded, perfected and not withdrawn a demand for appraisal rights pursuant to, and otherwise have complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware (clauses (a), (b) and (c) collectively, the “Excluded Shares”), will be automatically converted into the right to receive (x) $76.00 per share in cash, without interest (the “Cash Consideration”) and (y) one (1) contingent value right (each, a “CVR”), which represents the right to receive up to $3.00 in cash, when and if payable, subject to the terms and conditions set forth in the contingent value rights agreement to be entered into between Parent, the Company and a rights agent selected by Parent and reasonably acceptable to the Company (such rights agent, the “Rights Agent”, and such agreement, the “CVR Agreement”) setting forth the terms of the CVRs (the consideration contemplated by clauses (x) and (y), together, the “Merger Consideration”).

The Board of Directors of the Company (the “Board”) has unanimously (i) determined that the terms of the Merger Agreement and the CVR Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) determined that it is in the best interests of the Company and its stockholders and declared it advisable to enter into the Merger Agreement, (iii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and any other transaction contemplated thereby upon the terms and subject to the conditions contained therein, (iv) approved and declared advisable the CVR Agreement and the transactions contemplated thereby, (v) resolved to recommend that the Company’s stockholders vote to approve the Merger Agreement, and (vi) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption.

If the Merger is consummated, the Company Common Stock will be delisted from the Nasdaq Stock Market LLC and deregistered under the Securities Exchange Act of 1934, as amended.

Conditions to the Merger

The completion of the Merger is subject to the fulfillment or waiver of certain customary mutual closing conditions, including, (i) the adoption of the Merger Agreement by holders of a majority of the aggregate voting power of the outstanding shares of Company Common Stock entitled to vote thereon, (ii) the expiration or termination of the applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the other required governmental approvals under certain specified antitrust and foreign direct investment laws having been obtained or the lapse or termination of any waiting or other time periods in relation to such approvals or waiver thereof by each of Parent and the Company, (iv) the absence of any law or order by a governmental authority of competent jurisdiction enjoining or otherwise prohibiting consummation of the Merger and (v) the expiration of 30 calendar days from the submission of a notice to CFIUS, or such other date on which CFIUS specifies the 30 calendar day period commences, regarding the transactions contemplated by the Merger Agreement. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being accurate (subject, in certain cases, to certain customary materiality exceptions) and the other party having performed in all material respects its covenants and obligations under the Merger Agreement. The obligation of Parent and Merger Sub to consummate the Merger is also conditioned upon there being no continuing Material Adverse Effect (as defined in the Merger Agreement). The consummation of the Merger is not subject to any financing condition.

Termination and Fees

The Merger Agreement contains termination rights for each of Parent and the Company, including, among others, (i) if the consummation of the Merger does not occur on or before July 21, 2026 (the “Outside Date”), subject to (a) one three-month extension if on such date all of the closing conditions in the Merger Agreement have been satisfied, except for those relating to antitrust and foreign direct investment approvals and those conditions that are to be satisfied at closing but which are capable of being satisfied at such time and (b) extension in certain circumstances if the Marketing Period (as defined in the Merger Agreement) for Parent’s debt financing has commenced but has not yet been completed by such date, (ii) if any court or governmental authority of competent jurisdiction has enacted, issued, promulgated, entered or enforced any final and non-appealable order that permanently enjoins or otherwise permanently prohibits the consummation of the Merger or any law that prohibits or makes illegal the consummation of the Merger, (iii) if the approval of the Company’s stockholders is not obtained following the meeting of the Company’s stockholders (or postponement or adjournment thereof) for purposes of obtaining such approval if a vote shall have been taken thereon, (iv) by the Company, if Parent or Merger Sub (in the case of termination by the Company) or Parent, if the Company (in the case of termination by Parent) breaches or fails to perform their covenants or if any of their representations or warranties are untrue, such that the conditions to closing for the terminating party fail to be satisfied (subject to a cure period) (“uncured breach”) or (v) subject to certain conditions, (a) by Parent, if prior to the adoption of the Merger Agreement by the Company’s stockholders, the Board makes an adverse recommendation change with respect to the Merger or (b) by the Company, if (1) prior to the adoption of the Merger Agreement by the Company’s stockholders the Board has authorized the Company to terminate the Merger Agreement to enter into a contract with respect to a Superior Proposal (as defined in the Merger Agreement) or (2) all of the conditions to Parent’s obligation to consummate the Merger have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, but which are capable of being satisfied at the closing), the Company has provided irrevocable written notice to Parent that it stands ready, willing and able to consummate the transaction and Parent and Merger Sub fail to effect the closing on or prior to the later of the date of delivery of such written notification by the Company and the date that is three business days after the closing was required to have occurred pursuant to the Merger Agreement (this clause (2), “Parent’s Failure to Close”).

The Company will be required to pay a termination fee to Parent equal to $540,000,000 (or $225,000,000 as described below under Other Terms of the Merger Agreement) if the Merger Agreement is terminated (i) by Parent in the event of a change of recommendation by the Board (ii) by the Company to enter into a contract with respect to a Superior Proposal or (iii) by either party as a result of the Company’s stockholders failure to approve the Merger or by Parent due to an uncured material breach by the Company, and an acquisition proposal was made publicly or announced (and not withdrawn at least three business days prior to the Company’s stockholder meeting or such termination due to a material breach) and the Company enters into an agreement for, or consummates, an alternative acquisition transaction within 12 months of such termination.

Parent will be required to pay a termination fee to the Company equal to $900,000,000 (the “Parent Termination Fee”) if the Company terminates the Merger Agreement due to Parent’s and Merger Sub’s uncured breach or Parent’s Failure to Close (or Parent terminates following the Outside Date, when the Company could have validly terminated pursuant to the foregoing).

Financing

Parent has obtained equity financing commitments from affiliates of funds managed by Blackstone and TPG for the purpose of financing in part the transactions contemplated by the Merger Agreement and paying related fees and expenses. In addition, certain affiliates of Parent have guaranteed payment of the Parent Termination Fee, any monetary damages payable by Parent under certain circumstances, as well as certain reimbursement and indemnification obligations that may be owed by Parent, in each case, pursuant to the Merger Agreement.

Parent has obtained commitments for debt financing consisting of $9,500 million of senior secured first lien term loans, $2,000 million of senior secured second lien term loans and a $750 million senior secured first lien revolving credit facility, in each case, on the terms set forth in a debt commitment letter. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to customary conditions. Pursuant to the Merger Agreement, the Company is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the debt financing.

The consummation of the Merger is not subject to any financing condition. The financing pursuant to the debt financing commitment letter and equity commitment letters, together with the approximately $2.2 billion of cash and cash equivalents on the Company’s balance sheet as of September 27, 2025,1 are sufficient in the aggregate to fund the purchase price and pay certain related fees and expenses at closing.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the closing. The parties have agreed to use reasonable best efforts to take all actions necessary, proper or advisable under applicable laws to consummate the Merger, including cooperating to obtain all regulatory approvals necessary to complete the Merger.

During the period from October 21, 2025 and continuing until 12:01 A.M. (New York time) on December 5, 2025 (the “Go-Shop Period”), the Company and its representatives are permitted to solicit, initiate or encourage any Company acquisition proposal and engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect to any Company acquisition proposal. At the end of the Go-Shop Period until the earlier of the termination of the Merger Agreement and the Effective Time, the Company will cease such activities, and will be subject to customary “no-shop” restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions with a third party (other than any Excluded Party, as described below) in relation to an alternative transaction, subject to certain customary exceptions. However, until the tenth business day following the expiration of the Go-Shop Period (the “Cut-off Date”), the Company may continue to engage in the foregoing activities with any third party that made a written acquisition proposal prior to the end of the Go-Shop Period (each, an “Excluded Party”), but only for so long as such third party is an Excluded Party. The Company will be required to pay a lower termination fee of $225,000,000 if the Merger Agreement is terminated prior to the Cut-Off Date in order for the Company to enter into a definitive agreement with respect to a Superior Proposal made by an Excluded Party.

Unless the Merger Agreement is terminated in accordance with its terms, the Company is required to call a meeting of its stockholders to vote upon the adoption of the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders vote to adopt the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement and the above descriptions have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover,

[1]	Based on 228 million diluted shares outstanding, $2.2 billion of cash and short-term investments on Hologic’s balance sheet and $2.5 billion of Hologic debt as of September 27, 2025.

information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Proxy Statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Contingent Value Rights Agreement

At or prior to the Effective Time, Parent, the Company and the Rights Agent will enter into the CVR Agreement. Parent will issue CVRs entitling the holder thereof to receive the Milestone Payment Amounts (as defined in the CVR Agreement) contingent upon the achievement of the applicable Milestones (as defined in the CVR Agreement) with respect to Revenue (as defined in the CVR Agreement) of the Company’s Breast Health business for each Milestone Period (as defined in the CVR Agreement), to the holders of the outstanding Company Common Stock (other than the Excluded Shares) and certain Company equity awards as of immediately prior to the Effective Time.

Each CVR represents the right to receive (i) an amount between $0.50 and $1.50, determined by linear interpolation, based on the amount by which the Revenue of the Company’s Breast Health business in respect of fiscal year 2026 exceeds $1,556,844,377 but is less than $1,571,844,377, provided that in the event that Revenue of the Company’s Breast Health business in respect of fiscal year 2026 is equal to or greater than $1,571,844,377, the amount will be equal to $1.50 and (ii) an amount between $0.50 and $1.50, determined by linear interpolation, based on the amount by which the Revenue of the Company’s Breast Health business in respect of fiscal year 2027 exceeds $1,651,256,283 but is less than $1,666,256,283, provided that in the event that Revenue of the Company’s Breast Health business in respect of fiscal year 2027 is equal to or greater than $1,666,256,283, the amount will be equal to $1.50. In addition, if the CVR payment with respect to fiscal year 2026 is less than $1.50 and Revenue of the Company’s Breast Health business for fiscal year 2027 exceeds $1,666,256,283, then the CVR entitles the holder to an additional payment whereby Revenue of the Company’s Breast Health business for fiscal year 2027 in excess of $1,666,256,283 will be added to actual Revenue of the Company’s Breast Health business for fiscal year 2026 (such amount, the “Catch-Up Revenue”) and the CVR payment with respect to fiscal year 2026 will be re-tested utilizing the Catch-Up Revenue and the difference between such calculation and the amount actually paid per CVR in respect of Fiscal Year 2026 will be paid to CVR holders, if the Catch-Up Revenue is above $1,556,844,377.

The CVR Agreement provides that Parent and the Company will use Commercially Diligent Efforts (as defined in the CVR Agreement) to achieve each Milestone and will not to take any action or fail to take any action with the purpose or intent of avoiding or impeding the obligation to pay, or of reducing, the Milestone Payment Amounts.

The CVRs are non-tradeable contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, the Company or any of their affiliates.

There can be no assurance that any of the Milestones will be achieved for the relevant Milestone Period, and that any of the resulting CVR payments will occur. Any potential payout of the CVR is subject to various risks and uncertainties related to the Breast Health business of the Company as more fully described in the Company’s periodic reports filed with the SEC.

The foregoing description of the CVR Agreement is qualified in all respects by reference to the full text of the form of the agreement, which is attached as Exhibit A to the Merger Agreement filed as Exhibit 2.1 hereto, and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s entry into the Merger Agreement, on October 21, 2025, the Company granted cash retention awards to certain of its named executive officers in the following amounts: Karleen M. Oberton: $1,000,000; Essex D. Mitchell: $500,000; and Jan Verstreken: $250,000. Each retention award will be paid within 30 days after grant, however, if on or before the date that is six months after the closing of the Merger, an executive voluntarily resigns (on or after the closing, only if without good reason) or is terminated for cause, then fifty percent of any retention award previously paid will be subject to clawback.

Item 8.01	Other Events.

On October 21, 2025, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “likely,” “future,” “strategy,” “potential,” “seeks,” “goal” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the merger. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

These forward-looking statements are subject to a number of risks and uncertainties that could adversely affect Hologic’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, including without limitation, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that Hologic stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Hologic’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Hologic to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and the risk that the holders of the CVRs will receive less-than-anticipated payments with respect to the CVRs after the closing of the proposed transaction. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Hologic Annual Report on Form 10-K for the fiscal year ended September 28, 2024 filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Hologic from time to time with the SEC. These filings, when available, are available on the investor relations section of the Hologic website at https://investors.hologic.com or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hologic presently does not know of or that Hologic currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based, except as required by law.

Additional Information and Where to Find It

In connection with the proposed acquisition of Hologic by affiliates of Blackstone Inc. and TPG Capital, Hologic will file with the SEC a Proxy Statement of Hologic (the “Proxy Statement”) . Hologic plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. HOLOGIC URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HOLOGIC, BLACKSTONE INC., TPG CAPITAL, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Hologic with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Hologic with the SEC by accessing the investor relations section of Hologic’s website at https://investors.hologic.com or by contacting Hologic investor relations at investors@hologic.com or calling 858-410-8904.

Participants in the Solicitation

Hologic and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Hologic stockholders in connection with the proposed transaction.

Information regarding the directors and executive officers of Hologic, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in Hologic’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal No. 1 - Election of Directors,” “Executive Officers,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Securities Ownership by Directors and Executive Officers” and “Certain Relationships and Related-Party Transactions,” which was filed with the SEC on January 16, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/859737/000114036125001287/ny20038205x1_def14a.htm, and (ii) to the extent holdings of Hologic’s securities by its directors or executive officers have changed since the amounts set forth in Hologic’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/edgar/browse/?CIK=0000859737&owner=only.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Hopper Parent Inc., Hopper Merger Sub Inc. and Hologic, Inc., dated as of October 21, 2025. †

99.1	Press Release, dated October 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2025	HOLOGIC, INC.

	By:	/s/ Anne M. Liddy
	Name:	Anne M. Liddy
	Title:	General Counsel